MAVERICK ENGINEERING, INC.

REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

April 11, 2008

To the Stockholders of
Maverick Engineering, Inc.

We have audited the accompanying balance sheet of Maverick Engineering, Inc. (the “Company”) as of December 31, 2007 and 2006, and the related statements of operations, changes in stockholders’ equity, and cash flows for the years then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Maverick Engineering, Inc. as of December 31, 2007 and 2006, and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

/s/ Melton & Melton, L.L.P.

MAVERICK ENGINEERING, INC.
BALANCE SHEET
December 31, 2007 and 2006

	2007	2006

ASSETS

Current Assets:
Cash	$30,185	$31,014
Accounts receivable:
Trade, net of $146,837 and $142,727 allowance for
doubtful accounts for 2007 and 2006, respectively	6,290,867	5,285,715
Unbilled receivables	159,139	-
Assets of discontinued component - current	138,769	289,460
Other	-	14,119
Prepaid expenses	230,222	274,828
Total current assets	6,849,182	5,895,136

Property, net	1,704,161	1,406,452

Other Assets:
Goodwill	3,878,873	3,878,873
Deferred financing costs, net	14,119	48,007
Assets of discontinued component - non current	-	50,000
	3,892,992	3,976,880

Total Assets	$12,446,335	$11,278,468

(See Notes to Financial Statements)

MAVERICK ENGINEERING, INC.
BALANCE SHEET (CONTINUED)
December 31, 2007 and 2006

	2007	2006

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current Liabilities:
Note payable and current maturities of long-term debt	$3,732,095	$716,969
Current maturities of capital lease obligations	276,937	257,138
Accounts payable	1,787,096	426,196
Accrued salaries	892,038	755,143
Accrued benefits	670,563	833,610
Deferred rent	206,619	-
Accrued settlement	350,000	-
Other accrued liabilities	527,491	337,302
State income tax payable	108,000	-
Liabilities of discontinued component - current	84,629	70,596
Total current liabilities	8,635,468	3,396,954

Long-Term Liabilities:
Long-term debt, net of current maturities	1,486,740	5,450,235
Capital lease obligations, net of current maturities	347,614	279,984
Liabilities of discontinued compenent - non-current	-	13,140
	1,834,354	5,743,359

Commitments and Contingencies

Stockholders’ Equity:
Common stock - $1 par value, 1,000,000 shares
authorized, 120,878 and 106,690 shares issued
and outstanding in 2007 and 2006, respectively	120,878	106,690
Additional paid-in capital	4,822,405	3,749,988
Accumulated deficit	(2,966,770)	(1,718,523)
Total stockholders’ equity	1,976,513	2,138,155

Total liabilities and stockholders’ equity	$12,446,335	$11,278,468

(See Notes to Financial Statements)

MAVERICK ENGINEERING, INC.
STATEMENT OF OPERATIONS
For the Years Ended December 31, 2007 and 2006

	2007	2006

Revenues	$33,372,449	$28,289,795

Cost of Revenues	28,331,742	22,294,225

Gross profit	5,040,707	5,995,570

General and Administrative Expenses	5,128,457	4,060,579
	(87,750)	1,934,991

Other Income (Expense):
Other income (expense)	3,251	(3,619)
Nonrecurring settlement expense	(350,000)	-
Interest expense	(478,352)	(528,127)
	(825,101)	(531,746)

Income (loss) from continuing operations
before state income taxes	(912,851)	1,403,245

State Income Taxes	108,000	-

Income (loss) from continuing operations	(1,020,851)	1,403,245

Loss from Operations of Discontinued Component	(227,396)	(68,462)

Net income (loss)	$(1,248,247)	$1,334,783

(See Notes to Financial Statements)

MAVERICK ENGINEERING, INC.
STATEMENT OF CHANGES IN STOCKHOLDERS’ EQUITY
For the Years Ended December 31, 2007 and 2006

		Additional
	Common	Paid-in	Retained
	Stock	Capital	Deficit	Total

Balance, December 31, 2005	$104,853	$3,742,640	$(3,053,306)	$794,187

1,837 shares of common stock issued
pursuant to incentive compensation
agreements	1,837	7,348		9,185

Net income	-	-	1,334,783	1,334,783

Balance, December 31, 2006	106,690	3,749,988	(1,718,523)	2,138,155

11,200 shares issued pursuant to
extinguishment of debt	11,200	996,800		1,008,000

Sale of 749 shares of common stock	749	66,661		67,410

2,239 shares of common stock issued
pursuant to incentive compensation
agreements	2,239	8,956		11,195

Net loss	-	-	(1,248,247)	(1,248,247)

Balance, December 31, 2007	$120,878	$4,822,405	$(2,966,770)	$1,976,513

(See Notes to Financial Statements)

MAVERICK ENGINEERING, INC.
STATEMENT OF CASH FLOWS
For the Years Ended December 31, 2007 and 2006

	2007	2006

Cash Flows from Operating Activities:
Income (loss) from continuing operations	$(1,020,851)	$1,403,245
Adjustments to reconcile net income (loss) to net
cash provided by (used in) operating activities:
Loss from operations of discontinued component	(227,396)	(68,462)
Depreciation and amortization	593,768	504,861
Writedown of goodwill	50,000	-
Loss on sale of assets	-	3,316
Stock compensation	11,195	9,185
Changes in operating assets and liabilities:
Accounts receivable - net	(1,025,063)	(2,123,571)
Prepaid expenses	36,611	(118,491)
Accounts payable	1,360,900	72,003
Accrued liabilities	826,442	175,112
Total adjustments	1,626,457	(1,546,047)
Net cash provided by (used in) operating
activities	605,606	(142,802)

Cash Flows from Investing Activities:
Acquisition of business	-	(84,331)
Proceeds from sale of property	-	3,500
Purchase of property	(369,192)	(362,769)
Net cash used in investing activities	(369,192)	(443,600)

Cash Flows from Financing Activities:
Proceeds from notes payable and long-term debt	448,673	5,817,766
Principal payments on notes payable and long-term debt	(451,642)	(5,310,045)
Payments on capital lease obligations	(301,684)	(302,709)
Proceeds from issuance of common stock	67,410	-
Net cash provided by (used in) financing
activities	(237,243)	205,012

Net decrease in cash	(829)	(381,390)

Cash, beginning of year	31,014	412,404

Cash, end of year	$30,185	$31,014

(See Notes to Financial Statements)

MAVERICK ENGINEERING, INC.
NOTES TO FINANCIAL STATEMENTS
December 31, 2007

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Business Purpose

Maverick Engineering, Inc. (the “Company”) was incorporated in December 1993 in the State of Texas. The Company is engaged in providing engineering and construction services primarily for three types of clients: (1) UPSTREAM OIL & GAS, domestic oil and gas producers and pipeline companies; (2) INDUSTRIAL, petrochemical and refining plants; and (3) INFRASTRUCTURE, private and public sectors, including state municipalities, cities, and port authorities. The Company is headquartered in Victoria, Texas and operates primarily in Texas.

Business Acquisition

Effective January 1, 2006, the Company acquired the net assets of MGM Engineering Group, L.L.C. (“MGM”), a Texas limited liability company in Harlingen, Texas. The purchase price of $221,657 was allocated to the fair value of the assets of MGM with the excess being allocated to goodwill as follows:

Property	$171,657
Goodwill	50,000

$221,657

Revenues and Accounts Receivable

Revenues are billed and accounts receivable recorded as services are performed. Most of the Company’s work is performed under time and material projects.

Management periodically reviews all accounts receivable to determine if any are considered delinquent based upon the age of the receivable and the credit worthiness of the parties involved. An allowance for doubtful accounts is recorded for the amount management estimates as uncollectible. An allowance of $146,837 and $142,727 was considered necessary by management at December 31, 2007 and 2006, respectively.

Unbilled receivables represent costs and estimated fees on work for which billings have not been presented to customers. When billed, these amounts are included in accounts receivable - trade. Unbilled accounts receivable include management’s best estimates of the amounts expected to be realized on the work that has been performed to date.

Property

Property is recorded at cost. Improvements or betterments of a permanent nature are capitalized. Expenditures for maintenance and repairs are charged to expense as incurred. The cost of assets retired or otherwise disposed of and the related accumulated depreciation are eliminated from the accounts in the year of disposal. Gains or losses resulting from property disposals are credited or charged to operations currently.

MAVERICK ENGINEERING, INC.
NOTES TO FINANCIAL STATEMENTS (CONTINUED)
December 31, 2007

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

The Company computes depreciation using the straight-line method over the estimated useful lives as follows:

Office equipment and furniture	3 - 15 years
Vehicles	5 years
Leasehold improvements	5 years
Machinery and equipment	5 - 7 years

Depreciation expense amounted to approximately $560,000 and $471,000 for the years ended December 31, 2007 and 2006, respectively.

Income Taxes

The Company elected to be taxed as an S corporation under provisions of the Internal Revenue Code. Under those provisions the stockholders are liable for individual federal income taxes on their respective share of the Company’s taxable income. Therefore, no provision or liability for federal income taxes has been included in the financial statements. During 2006, the Company was subject to franchise taxes in the State of Texas. During 2007, the State of Texas adopted a gross margin tax which is included in state income tax expense. State income tax expense totaled $108,000 for the year ended December 31, 2007. There was no state franchise tax expense for the year ended December 31, 2006.

Presentation of Sales Taxes

The State of Texas imposes a sales tax on all of the Company’s sales to nonexempt customers. The Company collects that sales tax from customers and remits the entire amount to the State. The Company’s accounting policy is to exclude the tax collected and remitted to the State from revenues and cost of revenues.

Goodwill

Goodwill represents the excess of cost over fair value of net assets acquired through acquisitions. Goodwill recorded on acquisitions prior to June 30, 2001 was amortized through December 31, 2001. The Company adopted Statement of Financial Accounting Standards (“SFAS”) No. 142, Goodwill and Other Intangible Assets, issued in June 2001, and amortization of this goodwill ceased as of December 31, 2001. The Company will evaluate the goodwill on an annual basis for potential impairment. Goodwill recorded by the Company after June 30, 2001 has not been amortized and will be evaluated on an annual basis, or sooner if deemed necessary, in connection with other long-lived assets, for potential impairment. During 2007, the Company discontinued operations at its Harlingen office. As a result, the Company determined that goodwill was impaired by $50,000. This has been included in the accompanying statement of operations in loss from operations of discontinued component. Revenues from the Harlingen office amounted to approximately $530,000 and $660,000 for 2007 and 2006, respectively. Management performed an impairment assessment on the remaining goodwill as of December 31, 2007 and 2006, which resulted in no impairment of goodwill. An annual assessment of goodwill will be assessed in the fourth quarter of each year.

MAVERICK ENGINEERING, INC.
NOTES TO FINANCIAL STATEMENTS (CONTINUED)
December 31, 2007

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Deferred Financing Costs

In April 2005, the Company incurred financing costs associated with the assumption of debt. These costs are being deferred and amortized over the three-year life of the debt.

Amortization expense amounted to approximately $34,000 for each of the years ended December 31, 2007 and 2006.

Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. Management believes that these estimates and assumptions provide a reasonable basis for the fair presentation of the financial statements.

NOTE 2 - RELATED PARTY TRANSACTIONS

The Company leases office facilities from employees of the Company. The future payments of these leases are included in the operating lease note disclosure (see Note 7).

NOTE 3 - NOTES PAYABLE AND LONG-TERM DEBT

Notes payable and long-term debt at December 31, 2007 and 2006 consist of the following:

	2007	2006

*$3,250,000 revolving line of credit, payable to a financial institution in monthly interest payments at prime plus .25%,
principal and unpaid interest due at maturity in April 2008	$2,749,891	$2,310,002

*$500,000 term note, payable to a financial institution in monthly principal and interest payments of $10,280 with interest at prime plus .75%, unpaid principal and interest due at maturity in May 2009	369,135	455,065

MAVERICK ENGINEERING, INC.
NOTES TO FINANCIAL STATEMENTS (CONTINUED)
December 31, 2007

NOTE 3 - NOTES PAYABLE AND LONG-TERM DEBT (CONTINUED)

	2007	2006

*$1,950,000 second term note, payable to a financial institution in monthly installments beginning in July 2007. If balance is greater than or equal to $1,000,000, then payment is equal to principal balance amortized over 48 months. If balance is less than $1,000,000, then principal payment is equal to principal balance amortized over 18 months. Interest payable in monthly installments of prime plus .50%. Principal and unpaid interest due at maturity in April 2011. If any part of Corpus Christi, Texas operations is sold, net proceeds from the sale must be used as prepayment against the note. If unpaid principal at the end of any calendar year, beginning December 31, 2007, is greater than $500,000 and adjusted net income of the Company is positive, 25% of the Company’s net income must be used as prepayment to the financial institution within 120 days after year-end.	$1,706,250	$1,950,000

**$1,502,000 note, payable to a related party through common ownership in monthly principal installments of $24,000 plus interest at prime plus 1.5%, maturing in April 2008, collateralized by substantially all assets, excluding assets noted below (see “*”) and guaranteed by the majority stockholder	-	1,047,783

$610,000 note, payable to a related party through common ownership in monthly interest payments at 12%, principal due at maturity in April 2008, collateralized by guaranty of majority stockholder and substantially all assets excluding assets noted below (see “*”)	305,000	305,000

Other	88,559	99,354
	5,218,835	6,167,204
Less: Current maturities	3,732,095	716,969

	$1,486,740	$5,450,235

MAVERICK ENGINEERING, INC.
NOTES TO FINANCIAL STATEMENTS (CONTINUED)
December 31, 2007

NOTE 3 - NOTES PAYABLE AND LONG-TERM DEBT (CONTINUED)

*These notes are collateralized by accounts receivable, a $4,000,000 life insurance policy on the majority stockholder, general and limited partnership interests owned by the majority stockholder, and common stock owned by the majority stockholder.

**Effective January 8, 2007, the holder of the $1,502,000 note, which had a balance of $1,047,783 at December 31, 2006, agreed to exchange $1,008,000 of debt for 11,200 shares of common stock of the Company. The total debt at the time of the exchange was $1,056,567 of principle and accrued interest. The difference between the exchange value and total debt was $48,567 at the time of the exchange. This difference was paid to the note holder in cash.

Annual maturities of notes payable and long-term debt are as follows:

For the Year Ending December 31:
2008	$3,732,095
2009	755,490
2010	487,500
2011	243,750

$5,218,835

NOTE 4 - OTHER ASSETS

The following is a summary of goodwill and deferred financing costs at December 31, 2007 and 2006:

	2007	2006

Goodwill:
Cost	$3,905,727	$3,905,727
Accumulated amortization	26,854	26,854

	$3,878,873	$3,878,873

Deferred financing costs:
Cost	$101,663	$101,663
Accumulated amortization	87,544	53,656

	$14,119	$48,007

The estimated amortization expenses for deferred financing costs are as follows:

For the Year Ending December 31:
2008	$14,119

MAVERICK ENGINEERING, INC.
NOTES TO FINANCIAL STATEMENTS (CONTINUED)
December 31, 2007

NOTE 5 - SUPPLEMENTAL INFORMATION - STATEMENT OF CASH FLOWS

	2007	2006

Interest paid	$478,352	$799,811

A schedule of noncash investing and financing activities and other operating activities is as follows:

	2007	2006

Capital lease obligation issued to acquire property	$389,113	$356,611

Property additions included in accrued liabilities	$99,284

Stock issued pursuant to extinguishment of debt	$1,008,000

Acquisition of MGM:
Property		$171,657
Goodwill		50,000
Debt assumed		(137,326)

Cash paid		$84,331

NOTE 6 - CONCENTRATION RISKS

Financial instruments which potentially subject the Company to concentrations of credit risk principally consist of cash and trade receivables. The Company places its cash in financial institutions. At times, such investments may be in excess of FDIC insurance limits.

The Company had approximately 57% in 2007 and 2006, of total revenues concentrated in four and three customers, respectively. At December 31, 2006, the Company had 69% of accounts receivable - trade concentrated in five customers.

MAVERICK ENGINEERING, INC.
NOTES TO FINANCIAL STATEMENTS (CONTINUED)
December 31, 2007

NOTE 7 - OPERATING LEASES

The Company leases its general office space and equipment under noncancellable operating leases. The obligations of the operating leases are summarized as follows:

For the Year Ending December 31:
2008	$$898,522
2009	903,511
2010	918,591
2011	922,934
2012	245,077
Thereafter	315,094

$4,203,729

Rent expense amounted to approximately $1,002,000 and $742,000 for 2007 and 2006, respectively, which includes approximately $301,000 paid to related parties in 2007 and 2006.

NOTE 8 - BENEFIT PLAN

The Company has adopted a defined contribution plan under Section 401(k) of the Internal Revenue Code for the benefit of all employees who have met certain length-of-service requirements. Under this plan, employees may elect to make contributions pursuant to a salary reduction agreement. Each year, the Company may make a matching contribution to the plan on behalf of the participating employees. Employer contributions to the plan are at the discretion of the Company. For the years ended December 31, 2007 and 2006, employer contributions charged to operations totaled approximately $697,000 and $517,000, respectively.

NOTE 9 - CAPITAL LEASE OBLIGATIONS

The Company leases office equipment and vehicles under capital lease agreements. Depreciation expense for capital leases is included with depreciation on property.

The cost and accumulated depreciation of capital leases at December 31, 2007 and 2006 are as follows:

	2007	2006

Office equipment and furniture	$808,625	$734,994
Vehicles	371,598	234,860
	1,180,223	969,854
Less: Accumulated depreciation	524,472	399,168

	$655,751	$570,686

MAVERICK ENGINEERING, INC.
NOTES TO FINANCIAL STATEMENTS (CONTINUED)
December 31, 2007

NOTE 9 - CAPITAL LEASE OBLIGATIONS (CONTINUED)

The following is a schedule of future minimum lease payments under capitalized leases together with the present value of the net minimum lease payments at December 31, 2006:

For the Year Ending December 31:
2008	$329,293
2009	199,556
2010	127,010
2011	86,522
2012	39,772
Total minimum lease payments	782,153
Less: Amount representing interest	157,602
Present value of minimum lease payments	624,551
Less: Current maturities	276,937

$347,614

The effective interest rate on capitalized leases ranges from 5% - 27%.

NOTE 10 - PROPERTY

Property at December 31, 2007 and 2006 consists of the following:

	2007	2006

Office equipment and furniture	$632,242	$363,403
Vehicles	589,822	485,613
Leasehold improvements	182,344	14,254
Machinery and equipment	2,491,921	2,176,470
	3,896,329	3,039,740
Less: Accumulated depreciation	2,192,168	1,633,288

	$1,704,161	$1,406,452

NOTE 11 - INCENTIVE COMPENSATION AGREEMENTS

Pursuant to executive employee incentive compensation agreements and subject to achievement of performance targets and other conditions as specified in the agreement, the Company will issue annually the lesser of .5% of the issued and outstanding common stock of the Company or the number of shares which would elevate the executive to 3% of the issued and outstanding common stock of the Company. The executives are 100% vested in the stock issued. There were four employees with incentive compensation agreements in 2007 and two employees with incentive compensation agreements in 2006. The Company shall have the right and option to repurchase the stock upon certain events.

In 2007 and 2006, the Company issued 2,239 and 1,837 shares, respectively, in accordance with the agreements.

MAVERICK ENGINEERING, INC.
NOTES TO FINANCIAL STATEMENTS (CONTINUED)
December 31, 2007

NOTE 12 - COMMITMENTS & CONTINGENCIES

During the year ended December 31, 2007, Maverick entered into a settlement agreement regarding a claim of excess billings to a customer for services rendered by Maverick. The settlement resulted in Maverick incurring a liability of $350,000. The liability is to be paid in monthly installments of $29,167 beginning on January 1, 2008. Maverick has recorded a nonrecurring settlement expense of $350,000 for the year ended December 31, 2007.

Financial instruments which potentially subject Maverick to concentrations of credit risk principally consist of cash. Maverick maintains cash with various financial institutions. At times, such amounts may be in excess of FDIC insurance limits.

NOTE 13 - DISCONTINUED OPERATIONS

In October 2007, Maverick Engineering management decided to discontinue the operations of its Harlingen office. Management notified customers of its intention to cease operations by the end of the fourth quarter of 2007.

The amounts reported as assets and liabilities of discontinued operations at December 31, 2007 and 2006 are as follows:

	2007	2006

Accounts receivable	$138,769	$289,460
Goodwill	-	50,000

Assets of discontinued operations	$138,769	$339,460

Accrued expenses	$71,489
Notes payable and current maturities of long-term debt	13,140	$70,596
Long-term debt, net of current maturities		13,140

Liabilities of discontinued operations	$84,629	$83,736

NOTE 14 - OTHER ITEMS

During 2007, several occurrences transpired which had a negative effect on the Company’s net income for the year. Included in these items was the temporary absence of a key member of management which made it necessary for the Company to employ a replacement on an interim basis at a cost of $110,685. Management also incurred substantial legal fees during the year in an effort to enforce a senior manager’s noncompete agreement that totaled $78,235. Management believes that these occurrences are nonrecurring in nature.

MAVERICK ENGINEERING, INC.
NOTES TO FINANCIAL STATEMENTS (CONTINUED)
December 31, 2007

NOTE 15 - SUBSEQUENT EVENT

On March 18, 2008, the Company was sold to Platinum Energy Resources, Inc., a Delaware corporation. Platinum Energy Resources, Inc., based in Montvale, New Jersey, is a publicly traded company and trades under the ticker symbol PGRI.OB.